Exhibit 99.1

American Eagle Outfitters Reports Record First Quarter Revenue and Operating Income, Exceeding Expectations with Positive Growth Across Brands -- Results Reflect Excellent Execution on the “Real Power. Real Growth.” Value Creation Plan

May 26, 2021

First quarter 2021 compared to first quarter 2019:

•	Business accelerated across brands, delivering all-time high first quarter revenue of $1.03 billion; and record operating income of $133 million, rising 177% from operating income of $48 million
•	Strong full-priced sales fueled gross margin expansion of 550 basis points to 42.2%
•	Aerie revenue rose 89%; operating income up 747% reflecting an operating margin of 23.5%
•	American Eagle revenue up slightly; operating income up 39% reflecting an operating margin of 20.8%
•	Digital momentum continued with revenue up 57% including Aerie up 158% and AE up 20%
•	Second quarter-to-date business momentum has accelerated

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the first quarter ended May 1, 2021. Due to the significant impact COVID-19 had on fiscal 2020 financial results, first quarter fiscal 2021 results are compared to the first quarter of fiscal 2019, which management believes is a more meaningful comparison.

“Our first quarter results were truly outstanding and reflected excellent progress on our “Real Power. Real Growth.” value creation plan in addition to favorable external factors. Demand for Aerie’s product and powerful brand platform continued at a rapid pace, which drove significantly higher sales, margins, and profitability. The American Eagle initiatives to reignite the brand, optimize inventory, and reduce promotions resulted in a meaningful recovery in margins, with more runway ahead. I am extremely pleased with how our teams are executing across all functions, from our customer-facing priorities through our supply chain initiatives. We have been well positioned to meet higher demand for our products and have exceled in managing all facets of our business. We remain poised for success, and our brands are stronger than ever. I believe we are on pace to deliver our 2023 operating profit target well ahead of schedule,” said Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

First Quarter 2021 Results Compared to the First Quarter of 2019

•	Total net revenue increased $148 million, or 17% to $1.03 billion, compared to $0.89 billion in the first quarter of 2019.
•	Aerie revenue increased 89% to $297 million. American Eagle revenue increased slightly to $728 million.
•	AEO’s digital revenue increased 57%. Store revenue was flat, due to COVID-19 related traffic pressure and store closures in Canada. US store revenue increased in the quarter.
•

Gross profit of $436 million rose 34% from $325 million in the first quarter of 2019. Gross margin expanded 550 basis points to 42.2% from 36.7%. The increase reflected significantly higher merchandise margins across brands, primarily due to higher full-priced sales, lower promotions and inventory optimization initiatives.  Lower rent expense also benefited gross margin for the quarter. This was partly offset by higher delivery and distribution center costs, due to increased digital mix and higher shipment costs, as well as increased performance-based incentive compensation.

•

Selling, general and administrative expense leveraged 40 basis points as a rate to sales, due to strong revenue growth. The dollar increase of $34 million from 2019, was due to performance-based incentive compensation, an increase in corporate salaries and higher variable selling expenses, partly offset by lower travel expense.

•

Depreciation and amortization expense of $38 million decreased $7 million from $45 million in the first quarter of 2019, leveraging 140 basis points, due to strong revenue growth, asset impairments, as well as lower capital spending in 2020.

•

Operating income of $133 million compared to operating income of $48M and adjusted operating income of $49 million in the first quarter of 2019.  On an adjusted basis, the operating margin expanded 730 basis points to 12.9%, the highest rate since 2007. Aerie’s operating income increased 747% to $70 million from $8 million reflecting a 23.5% operating margin.  American Eagle operating income increased 39% to $151 million compared to $109 million reflecting a 20.8% operating margin

•

Average diluted shares outstanding were 207 million compared to 174 million in first quarter 2019.  The increase primarily reflected 34 million shares of unrealized dilution associated with the company’s convertible notes.

•

EPS of $0.46 this year compared to EPS of $0.23 in the first quarter of 2019.  Adjusted EPS of $0.48 this year excluded $0.02 of non-cash interest expense on the company’s convertible notes.  Adjusted EPS of $0.24 in first quarter of 2019 excluded $0.01 of restructuring charges.

Inventory

Total consolidated ending inventory at cost increased $11 million or 2% to $467 million compared to 2019. The increase was due to higher inventory for Aerie to support strong demand, assortment expansion and new store growth.  For the American Eagle brand, inventory declined due to inventory optimization initiatives and lower clearance levels.

Capital Expenditures

In the first quarter of 2021, capital expenditures totaled $37 million. For fiscal 2021, the company expects capital expenditures to be in the range of $250 to $275 million, prioritizing strategic customer-facing and supply chain investments.

Cash Flow and Balance Sheet

The company ended the period with total cash and short-term investments of $792 million, an increase from $350 million in first quarter 2019.  The quarter-end cash balance included $406 million in proceeds from the April 2020 convertible notes offering.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 4:30 p.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including consolidated adjusted operating income and earnings per share, excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  Management believes that this non-GAAP information is useful for an alternate presentation of the company’s performance, when reviewed in conjunction with the company’s GAAP consolidated financial statements, as it helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making.

These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.  We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 33 countries. For more information, please visit www.aeo-inc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including second quarter 2021 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	May 1,	May 2,	May 4,
	2021	2020	2019
ASSETS
Cash and cash equivalents	$716,679	$855,769	$304,671
Short-term investments	75,000	29,956	45,000
Merchandise inventory	466,698	421,729	456,160
Accounts receivable	149,056	106,751	73,836
Prepaid expenses and other	88,347	144,733	70,936
Total current assets	1,495,780	1,558,938	950,603
Property and equipment, net	627,967	667,258	744,670
Operating lease right-of-use assets	1,130,743	1,292,769	1,444,225
Intangible assets, including goodwill	69,696	51,973	57,221
Non-current deferred income taxes	45,995	25,612	20,951
Other assets	30,485	33,561	37,683
Total Assets	$3,400,666	$3,630,111	$3,255,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$231,932	$177,124	$231,760
Current portion of operating lease liabilities	297,561	328,366	266,819
Accrued compensation and payroll taxes	87,488	21,622	29,425
Other current liabilities and accrued expenses	56,498	61,451	54,622
Unredeemed gift cards and gift certificates	50,754	48,503	42,025
Accrued income taxes and other	20,250	2,405	25,146
Dividends payable	-	22,756	-
Total current liabilities	744,483	662,227	649,797
Non-current operating lease liabilities	1,126,165	1,303,296	1,328,663
Long-term debt, net	329,718	642,972	-
Other non-current liabilities	24,737	24,633	35,142
Total non-current liabilities	1,480,620	1,970,901	1,363,805
Commitments and contingencies	-	-	-
Preferred stock	-	-	-
Common stock	2,496	2,496	2,496
Contributed capital	648,434	646,350	570,443
Accumulated other comprehensive loss	(37,810)	(55,050)	(35,354)
Retained earnings	1,951,496	1,826,413	2,028,627
Treasury stock	(1,389,053)	(1,423,226)	(1,324,461)
Total stockholders' equity	1,175,563	996,983	1,241,751
Total Liabilities and Stockholders' Equity	$3,400,666	$3,630,111	$3,255,353

Current Ratio	2.01	2.35	1.46

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	13 Weeks Ended
	May 1,	% of	May 2,	% of	May 4,	% of
	2021	Revenue	2020	Revenue	2019	Revenue
Total net revenue	$1,034,614	100.0%	$551,692	100.0%	$886,290	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	598,424	57.8%	523,386	94.9%	561,369	63.3%
Gross profit	436,190	42.2%	28,306	5.1%	324,921	36.7%
Selling, general and administrative expenses	264,492	25.6%	188,197	34.1%	230,741	26.0%
Impairment and restructuring charges	-	0.0%	155,619	28.2%	1,543	0.2%
Depreciation and amortization expense	38,271	3.7%	42,730	7.7%	44,791	5.1%
Operating income (loss)	133,427	12.9%	(358,240)	-64.9%	47,846	5.4%
Interest expense (income), net	8,506	0.8%	146	0.1%	(1,954)	-0.2%
Other (income) expense, net	(1,860)	-0.2%	2,983	0.5%	(2,228)	-0.3%
Income (Loss) before income taxes	126,781	12.3%	(361,369)	-65.5%	52,028	5.9%
Provision (Benefit) from income taxes	31,318	3.1%	(104,207)	-18.9%	11,276	1.3%
Net income (loss)	$95,463	9.2%	$(257,162)	-46.6%	$40,752	4.6%

Net income (loss) per basic share	$0.57		$(1.54)		$0.24
Net income (loss) per diluted share	$0.46		$(1.54)		$0.23

Weighted average common shares outstanding - basic	167,257		166,781		172,598
Weighted average common shares outstanding - diluted	206,562		166,781		174,703

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	May 1, 2021
	Interest Expense, net	Diluted Earnings per Common Share
GAAP Basis	$8,506	$0.46
% of Revenue	0.8%

Less: Convertible debt(1):	(4,429)	0.02
	(4,429)	0.02
Non-GAAP Basis	$4,077	$0.48
% of Revenue	0.4%

(1) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	May 4, 2019
	Operating Income	Diluted Earnings per Common Share
GAAP Basis	$47,846	$0.23
% of Revenue	5.4%

Add: Restructuring Charges(1):	1,543	0.01
Non-GAAP Basis	$49,389	$0.24
% of Revenue	5.6%

(1) - $1.5 million for pre-tax corporate restructuring charges, primarily consisting of severance and closure costs for our company-owned and operated stores in China

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGEMENT
(Dollars in thousands)
(unaudited)

	13 Weeks Ended
	May 1, 2021
	American Eagle	Aerie	Corporate(1)	Total(2)
Total net revenue	$727,702	$297,487	$9,425	$1,034,614
Operating Income (loss)	$151,232	$69,978	$(87,783)	$133,427
% of revenue	20.8%	23.5%		12.9%
Capital expenditures	$13,439	$10,819	$12,548	$36,806

	13 Weeks Ended
	May 2, 2020
	American Eagle	Aerie	Corporate(1)	Total(2)
Total net revenue	$390,250	$154,981	$6,461	$551,692
Operating Income (loss)	$(213,749)	$(19,129)	$(125,362)	$(358,240)
% of revenue	-54.8%	-12.3%		-64.9%
Impairment and restructuring charges	$90,926	$18,215	$46,478	$155,619
Adjusted Operating Income (loss)	$(122,823)	$(914)	$(78,884)	$(202,621)
% of revenue	-31.5%	-0.6%		-36.7%
Capital expenditures	$8,099	$8,788	$17,023	$33,910

	13 Weeks Ended
	May 4, 2019
	American Eagle	Aerie	Corporate(1)	Total(2)
Total net revenue	$724,613	$157,035	$4,642	$886,290
Operating Income (loss)	$109,080	$8,265	$(69,499)	$47,846
% of revenue	15.1%	5.3%		5.4%
Impairment and restructuring charges	$-	$-	$1,543	$1,543
Adjusted Operating Income (loss)	$109,080	$8,265	$(67,956)	$49,389
% of revenue	15.1%	5.3%		5.6%
Capital expenditures	$18,551	$11,575	$6,447	$36,573

(1) Corporate includes revenue and operating results of the Todd Snyder and Unsubscribed brands, which are not material to disclose as separate reportable segments. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

(2) The difference between Total Operating Income (loss) and Income (loss) before Taxes includes the following, which are not allocated to our reportable segments:

       -   Interest expense (income), net of $8.5M in Fiscal 2021, $0.1M in Fiscal 2020 and ($2.0M)

           in Fiscal 2019

       -   Other (income) expense, net of ($1.9M) in Fiscal 2021, $3.0M in Fiscal 2020 and ($2.2M)

           in Fiscal 2019

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

First Quarter
2021
Consolidated stores at beginning of period	1,078
Consolidated stores opened during the period
AE Brand	4
Aerie stand-alone(3)	6
Unsubscribed	1
Consolidated stores closed during the period
AE Brand	(14)
Aerie stand-alone	(1)
Total consolidated stores at end of period	1,074
AE Brand	891
Aerie stand-alone(3)	179
Aerie side-by-side(2)	178
Unsubscribed	2
Todd Snyder	2

Stores remodeled and refurbished during the period	3
Total gross square footage at end of period (in '000)	6,816

International license locations at end of period (1)	236

Aerie Openings
Aerie stand-alone(3)	6
Total Aerie side-by-side stores (2)	0
Total Aerie Openings	6
(1) International license locations are not included in the consolidated store data or the total gross square footage calculation.
(2) Aerie side-by-side and Offline side-by-side stores are included in the AE Brand store count as they are considered part of the AE Brand store to which they are attached.
(3) Aerie stand-alone stores include 1 OFFLINE opening during the period and 5 OFFLINE stores in the consolidated totals